EXHIBIT 10.2

               TERMINATION, SALE AND SHAREHOLDER AGREEMENT

          THIS TERMINATION, SALE AND SHAREHOLDER AGREEMENT (this "Agreement") is entered into as of August 1, 1998 among THREE R ASSOCIATES, INC., a California corporation (the "Company"), having an office at Warner Center Plaza, 21550 Oxnard Street, Woodland Hills, California, 91367, ALLEN
D. ALLEN, residing at 4236 Longridge Avenue, #302, Studio City, California 91604 ("Allen") and CYTODYN OF NEW MEXICO, INC., a New Mexico Corporation ("CytoDyn"), having an office at 4236 Longridge Avenue, Suite 302, Studio City, California; and for purposes of Articles IV, V and VI of this Agreement, Lois Rezler, Ph.D., residing at 10947 Canoga Avenue, Chatsworth, California 91311, Roy S. Azarnoff, Ph.D., residing at 19011 Leadwell Street, Reseda, California, 91335 and Daniel L. Azarnoff, M.D., residing at 210 Robin Road, Hillsboro, California 94010.

          WHEREAS, Allen represents that he is the sole owner of all right, title and interest in the inventions, processes and improvements described and claimed in United States Patent No. 5,424,066 entitled METHOD FOR INCREASING CD4+ CELL NUMBERS THROUGH THE USE OF MONOCLONAL ANTIBODIES DIRECTED AGAINST SELF-REACTIVE, CD4 SPECIFIC CYTOTOXIC T-CELLS issued June 13, 1995 and United States Patent No. 5,651,970 entitled METHOD FOR INHIBITING DISEASE ASSOCIATED WITH THE HUMAN IMMUNODEFICIENCY VIRUS THROUGH THE USE OF MONOCLONAL ANTIBODIES DIRECTED AGAINST ANTI-SELF CYTOTOXIC T-LYMPHOCYTES OR THEIR LYTICS, issued July 29, 1997

(the "Patents"), as well as corresponding foreign patent applications filed thereon, together with any continuations, divisional or continuation-in-part applications and all other applications relating in any way to the subject matter described in the Patents and any letters patent related thereto as well as any reissue and/or re-examined patents issuing thereon (the "Patent Rights"), together with (i) all know-how, intellectual property, technical expertise, inventions, information, improvements, computer programs, algorithms, data, discoveries, ideas, and concepts, whether or not patentable or copyrightable, including but not limited to medical, clinical, chemical, pharmaceutical, pharmacological, topological, toxicological or other scientific data (including without limitation preclinical and clinical data, notes, reports, models and samples), unique methods, processes, techniques, designs, formulae, configurations of any kind, computer graphics, apparatus, products, devices, software, specifications, drawings and all testing, assaying and analysis methodologies in any manner pertaining or relating to, resulting from or useful in connection with the Patents or Patent Rights (the "Know-How"),
(ii) all products that embody or make use of all or any part of the Patents or Patent Rights or Know-how (the "Products"), (iii) all documents and information in any form that have been originated by, are peculiarly within the knowledge of or are proprietary to Allen, in whole or in part, and are subject to protection under recognized legal principles as trade secrets or otherwise pertaining or relating to, resulting from or useful in connection with the design,

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manufacture, installation, sales, marketing, administration, use, repair or operation of products, processes or services pertaining or relating to, resulting from or useful in connection with the Patents or Patent Rights or Know-how or Products (the " Trade Secrets") (such Patents, Patent Rights, Know-how, Products and Trade Secrets are hereinafter collectively referred to as the "Technology");

          WHEREAS, pursuant to a Patent License Agreement effective as of July 1, 1994 between Allen and CytoDyn, Allen granted CytoDyn an exclusive license to use certain parts of the Technology (the "CytoDyn License Agreement");

          WHEREAS, CytoDyn and Allen have agreed that it is in their best interests that the CytoDyn License Agreement should be terminated in order that Allen may sell all rights in the Technology to the Company, provided the Company provides consideration to CytoDyn for such termination;

          WHEREAS, in connection with such termination CytoDyn will license the Company exclusively to use the trademark Cytolin;

          WHEREAS, CytoDyn has purported to enter into a Non-Exclusive Manufacturing License Agreement with Vista Biologicals Corporation dated as of August 14, 1995 and a Non-Exclusive License Agreement with Discount Medical Pharmacy dated as of

June 8, 1995 (the "Sub License Agreements");

          WHEREAS, CytoDyn represents and warrants it has given written notice of termination of the Sub License Agreements in accordance with their terms;

          WHEREAS, subject to termination of the CytoDyn License Agreement, Allen represents and warrants he has the sole power and right to enter into this Agreement and to assign all rights, title and interest in the Technology;

          WHEREAS, the Company desires to obtain the sole ownership of the Technology throughout the world; and

          WHEREAS, the Company, Allen and the Majority Shareholders desire to provide for certain future rights and obligations of each with respect to the other in connection with the matters set forth above;

          NOW, THEREFORE, in consideration of and in reliance upon the mutual representations, promises and agreements set forth above and herein, the parties hereto agree as follows:

I.   TERMINATION OF LICENSE AGREEMENT AND LICENSE OF TRADEMARK

     A.   Termination and License.
          -----------------------

          In consideration of payment of the Termination Consideration, as hereafter defined, to CytoDyn by the Company,

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CytoDyn and Allen agree: the CytoDyn License Agreement hereby is terminated, (ii) CytoDyn has no ownership right, right to use or any other right in the Technology, and (iii) the Company is granted the exclusive right to use the Trademark Cytolin (the "Trademark").

     B.   Sub License Agreements.
          ----------------------

          CytoDyn represents, warrants and agrees it has given written notice of termination of the Sub License Agreements in accordance with their terms. Attached hereto as Exhibit "A" are such written notices (the "Notices").

     C.   Representations, Warranties and Agreements of CytoDyn
          -----------------------------------------------------

          1.   CytoDyn represents, warrants and agrees:

               a. Except for the Sub License Agreements, it has granted no sublicenses or other rights, directly or indirectly, by contract, operation of law or otherwise to any of the rights covered by the CytoDyn License Agreement or the Trademark;

               b. To its knowledge and other than Allen and upon the effective date of the Notices, there is no person, firm or corporation having any right, title or interest in the technology covered by the CytoDyn License Agreement or any part thereof or the Trademark;

               c. It has the full power to enter into this Agreement; no consent of any other party is necessary or appropriate for the execution and performance of this Agreement; and, upon the effective date of the Notices, its performance in connection with this Agreement will not violate any agreement with any third party;

               d. It has not done or omitted any act which would impair the technology covered by the CytoDyn License Agreement or any part thereof or the Trademark or its ability to effect the transactions contemplated by this Agreement.

               e. The Notices are binding and enforceable according to their terms against the Sub Licensees;

               f. It agrees the Company and New Co, a company to be formed and in which, following this Agreement, Three R and Allen will have ownership interests and with which Three R will enter into a license agreement making

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                    available the Technology and the services of Allen and
                    with which Three R or an affiliated company will have a management agreement ("New Co"), are third party beneficiaries of the Exhibit A Agreements and New Co is a third party beneficiary of this Agreement and CytoDyn has no claim against such entities, their officers, directors, employees, agents, representatives or attorneys in connection with the termination of the CytoDyn License Agreement or the Sub License Agreements or the sale by Allen to the Company and the Company's license to New Co of all of Allen's right, title and interest in the technology and the Trademark covered in whole or in part by such Agreements.

II.  SALE OF THE TECHNOLOGY

     A.   Assignment.
          ----------

          In consideration of the Sale Consideration, as hereafter defined, but subject to the conditions set forth in the following paragraph, Allen hereby transfers, sells and assigns his entire right, title and interest in the Technology to the Company.

          Notwithstanding the preceding paragraph and any other term of this Agreement, the sale and assignment of the Technology is expressly contingent upon and will not be effective until the later to occur of: (i) New Co is formed, its Board of Directors and officers are elected and shares of its common stock are authorized and issued as contemplated by this Agreement; (ii) Western Center For Clinical Studies, Inc. or an affiliated company has entered into a management contract with New Co (the "Management Contract"); (iii) Three R has entered into an irrevocable, exclusive and worldwide License Agreement (subject to the terms of the Management Contract and this Agreement) of the Technology with New Co; and (iv) New Co has been merged into a publicly held company or subsidiary thereof (the "Merger") (the "Conditions").

     B.   Representations, Warranties and Agreements of Allen.
          ---------------------------------------------------

          Allen represents and warrants to, and agrees with, the Company that:

          1. He is the sole owner of all right, title and interest in the Technology.

          2. He has at no time filed, or caused to be filed, applications for patents, or obtained in his name or caused to be obtained in the name of others, any patents in the United States or elsewhere in respect of the Technology or any technology similar thereto, other than the Patents. The Company acknowledges that Allen has filed a patent application involving certain gaming technology and a patent involving photographing the past has been allowed in his name. The Company agrees such patent application and patent are not part of the Technology, or any technology similar thereto contemplated by this Agreement.

          3. The Technology does not infringe upon any other letters patent heretofore issued in the United States or upon any other applications for letters patent of which he has notice.

          4. Effective with the foregoing termination of the CytoDyn License Agreement there is no person, firm or corporation other than himself having any right, title or interest in the Technology or any part thereof.

          5. All of the statements, declarations and claims made in the Patents are true and correct in all respects and he knows of no prior art not disclosed in the Patents.

          6. Effective with the foregoing termination of the CytoDyn License Agreement there are no outstanding options, licenses or agreements of any kind relating to the Technology or any part thereof or to the manufacture, use or sale of any products using the Technology.

          7. Effective with the foregoing termination of the CytoDyn License Agreement he has the full power to transfer, sell and assign the Technology; no consent of any other party is necessary or appropriate to the consummation of the transactions contemplated to be performed by him under this Agreement; and his performance under this Agreement will not violate any agreement with any third party or any federal, state or local law or regulation.

          8. He has not done or omitted any act which would impair the validity of the Technology or any part thereof or his ability to effect the transactions contemplated by this Agreement or the Consulting Agreement being entered into between him and the Company as of the date of this Agreement (the "Consulting Agreement").

          9. The Sub License Agreements have been terminated and the Sub Licensees thereunder have no rights with respect to the Technology or any part thereof.

          10. No information provided by him to the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading.

     C.   Representations, Warranties and Agreements of the Company.
          ---------------------------------------------------------

          The Company represents and warrants to, and agrees with, Allen that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to carry on its business as now being conducted.

          2. Upon its organization New Co will be a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and will have all requisite corporate power and authority to carry on its business as contemplated by this Agreement.

          3. The Company is, and upon its organization New Co will be, duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

          4. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          5. No consent of any other party is necessary or appropriate for the execution and performance of this Agreement; and its performance in connection with this Agreement will not violate any agreement with any third party. Its performance under this agreement will not violate any agreement with any third party or any federal, state or local law or regulation.

          6. No information provided by it to Allen contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading.

     D.   Agreements of Allen.
          -------------------

          Allen agrees:

          1. Following the execution of this Agreement, he will furnish to the Company or to its nominees and patent attorneys, all information and documents regarding the Technology.

          2. He will assist the Company and cooperate with it in all prosecutions of patent applications covering any part of the Technology and he agrees to cooperate with the Company in the defense and protection of all challenges to the Technology and patents issued thereunder, provided the Company pays all of the costs thereof, including but not limited to, attorneys', engineering and drafting fees and all other costs of a similar nature, that accrue after the date of this Agreement.

          3. He grants to the Company the right to file for patent protection for the Technology, in his name, in all other countries of the world, at the Company's sole cost and expense.

          4. He will deliver to the Company, immediately upon execution of this Agreement, all research and development reports and studies that have been completed or compiled as of the date hereof, and all other data and information in any form relating to the Technology, and shall execute all papers, documents and instruments necessary to enable the Company to cause to be prepared, filed and prosecuted, at the Company's expense, applications for letters patent within such countries of the world as the Company shall, in its sole discretion, determine is advisable.

          5. After the date of this Agreement, all patents granted and all know-how and trade secrets with respect to the Technology or any improvements thereof developed by him or in which he has or obtains any ownership interest or right to acquire any ownership interest or control or right to use, develop or acquire an interest in any form (under license or otherwise) shall be the exclusive property of the Company in accordance with the terms of the Consulting Agreement. For purposes of this Agreement, "improvement" shall include, but not be limited to, any method, process, technology, device, finding, discovery, invention, addition, modification, formulation or product within the scope of the Technology that improves, modifies or changes the performance, reliability, effectiveness, ease of use, marketability, and/or maintenance of the Technology and its components.

          6. If he makes any further improvements in the Technology or in the mode of using the Technology, or becomes the owner of any such improvements, either through patents or otherwise and whether or not patentable or copyrightable, he will communicate all such improvements to the Company and give the Company full information regarding the mode of using them, and he agrees that all such improvements shall be the sole and exclusive property of the Company in accordance with the terms of the Consulting Agreement.

          7. Each reproduction, modification and revision of the Technology (including but not limited to translations thereof) that is made by or for Allen will immediately become the property of the Company.

          8. He will execute, and have his signature notarized for, all deeds, bills of sale and such other instruments as the Company may request to effect the transactions contemplated by this Agreement, including any assignment of patents and patent applications.

     B.   Agreements of the Company.
          -------------------------

          1. The Company agrees it will defend trademarks and tradenames of CytoDyn that directly relate to the Technology, including the Trademark, if the Company concludes in its sole discretion that defense of such trademarks or tradenames is in the Company's best interests and provided it has received written notice from Allen or CytoDyn of any challenge to or misuse of such trademark or tradename. CytoDyn agrees to cooperate with the Company in such defense and protection.

          2. The Company agrees it will not register with the United States Patent and Trademark Office any assignment effected by this Agreement until not earlier than September 2001.


III. CONSIDERATION

     A.   Stock of New Co to be Issued to CytoDyn.
          ---------------------------------------

          In consideration (the "Termination Consideration") of the agreements of CytoDyn set forth in this Agreement the Company agrees to, or to cause New Co to, sell, assign and transfer to CytoDyn simultaneously with the satisfaction of the Conditions a number of shares of common stock of New Co having a value of $.01 per share, such that after such transfer Cytodyn will own 10% of the outstanding common stock of New Co (the "CytoDyn Shares").

     B.   Consideration to be Paid to Allen.
          ---------------------------------

          In consideration (the "Sale Consideration") of the agreements of Allen set forth in this Agreement the Company agrees to pay Allen an amount at the rate of $90,000 a year commencing on the date New Co is merged into a publicly held company, with such consideration being increased 5% on August 1 of each succeeding year until the effective date of the termination of the Consulting Agreement entered into as of this date between the Company and Allen, and with such consideration being paid on the first day of each month and partial years being paid on a pro rata basis.

     C.   Certificates.
          ------------

          The Company agrees to, or to cause New Co to, execute stock powers transferring the CytoDyn Shares to CytoDyn and to, or cause New Co to, deliver to CytoDyn the certificates representing such Shares. CytoDyn agrees such stock powers and any certificate that may be issued by New Co representing such Shares will contain a legend in form satisfactory to the issuing Company's counsel providing notice of the restrictions and the proxies set forth in this Agreement.

     D.   Restricted Stock.
          ----------------

          CytoDyn understands that its Shares will be restricted securities within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act of 1933 as amended (the "Act"), and applicable state statutes. CytoDyn further understands that (i) an appropriate restrictive legend (or legends) will be placed on the certificates representing its Shares and that (ii) the stock transfer records of New Co will be noted to reflect such restrictions. Because the CytoDyn Shares are "restricted" as defined under Rule 144, CytoDyn understands that such Shares must be held for a minimum of one year following their transfer to it. Thereafter, the CytoDyn Shares may be sold, and CytoDyn agrees they will be sold, only in the amounts and the manner specified in Rule 144 unless first registered under the Act and any applicable state securities laws or unless the availability and an exemption from such registration requirement is established to the satisfaction of the Company.

     E.   Dilution.
          --------

          It is contemplated that upon consummation of the transactions set forth in this Agreement, CytoDyn and the Company will own 10% and 85%, respectively, of the outstanding common stock of New Co. The Company agrees that should New Co contemplate issuing additional common stock, in conjunction with such issuance the Company will cause New Co to issue to CytoDyn additional shares of New Co common stock, at no cost to CytoDyn, such that its respective ownership interest will remain at 10% and not be diluted until the Company's interest has been diluted to 55%. Thereafter, CytoDyn understands and agrees it will have no protection against dilution and its respective ownership interest will be diluted as New Co or a successor in interest issues additional shares of common stock.

IV.  STOCKHOLDER AGREEMENT

     A.   Shares Restricted.
          -----------------

          CytoDyn agrees it will not transfer, assign, hypothecate or in any way alienate or otherwise create or suffer to exist any lien, claim or encumbrance upon any of the CytoDyn Shares, or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except pursuant to the terms of this Agreement. Any purported transfer in violation of any provision of this Agreement shall be void ab initio and ineffectual and shall not operate to transfer any interest in or title to the CytoDyn Shares to the purported transferee, and shall give the Majority Shareholders, as hereafter defined, the right to purchase the CytoDyn Shares in the manner and on the terms and conditions herein provided.

     B.   Right of First Refusal for a Voluntary Transfer.
          -----------------------------------------------

          1. Should CytoDyn propose to transfer its Shares, or any interest therein in whole or in part (the "Transfer Shares"), to any party other than the Majority Shareholders, then it agrees that not less than five business days (the "Five Day First Right Period") prior to the proposed transfer of the Transfer Shares, CytoDyn shall give written notice of such proposed transfer (the "Transfer Notice") to the Majority Shareholders in the manner and at the addresses as set forth in this Agreement. The Transfer Notice shall set forth the Transfer Shares and, (i) in the case of a proposed private transfer, the name of the proposed transferee (the "Proposed Transferee"), the consideration agreed by the Proposed Transferee to be paid for the Transfer Shares, and all other terms and conditions of the proposed transfer, or,
               (ii) in the case of a proposed sale on a public market pursuant to quoted market prices, such intent. In the case of a proposed private transfer, CytoDyn may not give the Transfer Notice until it has a signed offer (the "Purchase Offer") from the Proposed Transferee setting forth all the terms under which the Proposed Transferee is agreeing to purchase the Transfer Shares and the Transfer Notice will not be effective unless a copy of the Purchase Offer is delivered with the Transfer Notice. Each Majority Shareholder shall then have the first right to purchase that portion of the Transfer Shares represented by the proportion of (i) the number of shares of the Company's common stock held by such Majority Shareholder (ii) to the aggregate number of shares of the Company's common stock held by all Majority Shareholders electing to purchase the Transfer Shares. Any part of the Transfer Shares not purchased by a Majority Shareholder pursuant to this section shall continue to be offered to the Majority

               Shareholders on the formula set forth above until all of the Transfer Shares have been purchased or until no Majority Shareholders are interested in purchasing the remaining part, if any, of the Transfer Shares.

          2. If a Majority Shareholder elects to purchase all or a part of the Transfer Shares, such Majority Shareholder shall, within the Five Day First Right Period, in the manner and at the address as set forth in this Agreement, give written notice (the "Election Notice") to CytoDyn stating (i) his or her name, (ii) the portion of the Transfer Shares to be purchased by him or her, (iii) the purchase price of the Transfer Shares to be paid by him or her, (iv) the method of payment of such purchase price, and (v) all other terms and conditions concerning such purchase.

          3. If at the expiration of the Five Day First Right Period the Majority Shareholders shall have elected to purchase less than all of the Transfer Shares, CytoDyn for a period of sixty days from the expiration of the Five Day First Right Period may transfer the remaining part of the Transfer Shares on the public market, or as the case may be, to the Proposed Transferee upon the terms stated in the Purchase Offer, except that the effectiveness of such private transfer is expressly conditioned and no such transfer may be made unless the Proposed Transferee executes and becomes a party to the terms of this Agreement governing the rights and obligations of the holders of the CytoDyn Shares. If the Transfer Shares have not been transferred within such sixty day period, the Transfer Shares shall again become subject to all of the provisions of this Agreement and may not thereafter be transferred except in the manner and on the terms herein provided.

     C.   Right of First Refusal for an Involuntary Transfer.
          --------------------------------------------------

          A purported involuntary transfer, transfer by operation of law or any other transfer in whole or in part of the CytoDyn Shares or any right or interest therein (other than pursuant to Section IV.B. above) shall give the Majority Shareholders the first right to purchase such Shares in proportions and in the manner and subject to the requirements set forth in
Section IV.B above for thirty days from the date written notice is provided to the Majority Shareholders in the manner and at the addresses as set forth in this Agreement. An involuntary transfer shall include, but not be limited to, purported transfers by bankruptcy, receivership, trust, conservatorship and any other form of transfer made by a party acting by or on behalf of CytoDyn. The written notice required by this Section shall be given by the party having the right, subject to this Agreement, to effect a transfer of the Transfer Shares, shall be given by such party immediately after confirmation by act of a court or other authorized party of the right to act on behalf of CytoDyn and shall set forth the same information required under Section IV.B, except it is understood that, depending on the event causing an involuntary transfer, there may be no Proposed Transferee and there will be no Purchase Offer or terms and conditions of a proposed transfer.

     D.   Purchase Price for a Transfer.
          -----------------------------

          1. The purchase price for transfers shall be (i) if there is a public market for sale of New Co shares of common stock, the aggregate of the Transfer Shares multiplied by the average of the closing bid and ask prices for New Co's shares for the 20 trading days immediately preceding the date of the Transfer Notice, in the case of a voluntary transfer, or the event (such as the bankruptcy, appointment of receiver) causing an involuntary transfer, in the case of an involuntary transfer, or (ii) if there is no such public market, the price agreed to between the Proposed Transferee and CytoDyn in the case of a voluntary transfer or the price agreed to between the representative of CytoDyn and the Majority Shareholders in the case of an involuntary transfer provided that if they are unable to reach an agreement, their dispute shall be resolved by arbitration in Los Angeles, California by the American Arbitration Association with CytoDyn appointing an arbitrator and the Majority Shareholders appointing an arbitrator and those two arbitrators selecting a third arbitrator who shall act as chairman. The decision of the arbitration panel shall be final and may be entered in a court of competent jurisdiction. The losing party shall bear the fees of the arbitrators.


          2. The purchase price to be paid by each Majority Shareholder will be his or her pro rata portion determined by the formula set forth in Section III.B. Notwithstanding the preceding sentence and that the Proposed Transferee offered to purchase the Transfer Shares in one payment, a Majority Shareholder may elect to pay his share of such purchase price in installments as provided below. If part or all of the consideration to be paid for the Transfer Shares by the Proposed Transferee is other than cash, the total purchase price to the Majority Shareholders shall be deemed to be an amount equal to the aggregate of the cash consideration, if any, plus the "cash fair market value" of the noncash consideration. If CytoDyn and the Majority Shareholders are unable to agree on the "cash fair market value" of the noncash consideration, their dispute shall be resolved by arbitration as set forth above.

     E.   Payment of Purchase Price.
          -------------------------

          1. The Majority Shareholders may elect to pay the purchase price in the same manner and upon the same terms as set forth in the Transfer Notice (subject to the right of the Majority Shareholders to pay cash for the "cash fair market value" of the noncash consideration), or in installments as provided in the next subsection.

          2. If the purchase price for any Majority Shareholder exceeds $50,000, such Majority Shareholder may elect to pay the purchase price in equal monthly installments over a period of not exceeding one year, together with interest at the rate of eight percent (8%) per annum. For a cash purchase or an installment purchase, the price or first installment of price, as the case may be, must be made not later than thirty days after delivery of the Election Notice. For an installment purchase, the obligation shall be evidenced by a promissory note.

          3. Upon payment of the purchase price, CytoDyn shall execute and deliver to the purchaser the certificates evidencing the portion of the Transfer Shares purchased.

          4. Notwithstanding the provisions of this Agreement, any delay in tender or acceptance of payment of the purchase price due to reasonable delay in obtaining any requisite confirmation of such sale by a court or necessary administrative approval shall not be deemed a default and in such event, payment shall be made as soon as practicable after obtaining such approval.

     F.   Proxy.
          -----

          CytoDyn hereby grants the Company an irrevocable proxy to vote or not to vote the CytoDyn Shares as the Company shall deem in its sole discretion. CytoDyn agrees that (i) this proxy has been granted in connection with the transfer by the Company of a portion of its shares in New Co or the causing of New Co to issue such shares to CytoDyn and in consideration of the performance by Allen of services for the benefit of the Company and New Co as contemplated by the Consulting Agreement; (ii) this proxy is specifically intended to qualify as an irrevocable proxy as contemplated by Sections 705(e)(2) and (4) of the California General Corporation Code; and (iii) with respect to the latter such Section, the parties specifically agree that they intend that for purposes only of such Section the services to be performed by Allen shall be deemed those of an employee and shall be for the benefit of the Company and New Co. The term of this proxy shall be for the longer period of (i) as long as the Consulting Agreement remains in effect, or
(ii) the time the Company or the Majority Shareholders or any of them, whichever is later, own any shares of New Co or a survivor of New Co. The proxy granted hereby attaches to all the CytoDyn Shares whether held by CytoDyn or a transferee of such shares as contemplated by this Agreement.

     G.   Majority Shareholders.
          ---------------------

          The term "Majority Shareholders" means Lois Rezler, Ph.D., Roy S. Azarnoff, Ph.D., and Daniel L. Azarnoff, M.D., and their successors and assigns. Where the consent or action of the Majority Shareholders is required or permitted in this Agreement, the action of any two of the Majority Shareholders or their representatives shall be deemed the action of the Majority Shareholders. The rights of the Majority Shareholders or of any of them hereunder to acquire the Transfer Shares may be assigned by any of them to the Company.

V.   NOTICES

     A.   Addresses.
          ---------

          1. Any and all notices or other communications which a party shall be required or may elect to provide another party or a Majority Shareholder pursuant to this Agreement shall be in writing unless otherwise so provided. Any written notice or communication shall be personally delivered, telecopied, telexed, faxed or mailed certified mail, return receipt requested, to the other party at the address set forth in the heading to this Agreement or at such other address as a party or Majority Shareholder shall designate in accordance with the provisions of this paragraph.

          2. Delivery or service of any written notice or communication shall be deemed completed (a) if personally delivered, upon such delivery, (b) if telecopied, telexed or faxed, upon acknowledgment thereof, or (c) if mailed, upon 72 hours after deposit in the mail.

     B.   Failure to Give Notice.
          ----------------------

          The failure to give appropriate written notice as required herein shall in no way prevent the exercise of the rights of purchase provided herein.


VI.  OTHER RESTRICTIONS

     A.   Transferees as Parties.
          ----------------------

     Under no circumstances shall any sale or other transfer of any Transfer Shares be valid until the proposed transferee thereof shall have executed and become a party to this Agreement and thereby shall have become subject to all of the provisions hereof. Notwithstanding any other provisions of this Agreement, no such sale or other transfer of any kind shall in any event result in the inapplicability of the provisions hereof at any time to any of the CytoDyn Shares.

     B. CytoDyn agrees not to offer, sell or contract to sell or otherwise dispose of, directly or indirectly, or announce an offering of, any of the CytoDyn Shares, including any hereafter acquired shares of Company common stock (nor any securities convertible into, or exchangeable for, shares of the Company's common stock) for a period of two years following the date of this Agreement.


VII. GENERAL PROVISIONS

     A.   Merger Not A Termination.
          ------------------------

          This Agreement will survive the merger of the Company or New Co.

     B.   Further Acts.
          ------------

          Each party hereto agrees to perform all further acts and to execute and deliver all further documents which may be reasonably necessary to carry out the provisions of, and the transactions contemplated by, this Agreement.

     C.   Binding on Successors.
          ---------------------

          Subject to the restrictions against transfer or assignment as herein contained, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto.

     D.   Severability.
          ------------

          If any provision, or portion thereof, of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

     E.   Subject Matter Complete.
          -----------------------

          This Agreement contains the entire understanding among the parties hereto and merges all prior discussions between them. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement, which are not fully expressed herein.

     F.   Number and Gender.
          -----------------

          When the context in which the words are used in this Agreement indicates that such is the intent, the words in the singular number shall include the plural and vice versa, and the words in the masculine gender shall include the feminine and neuter genders and vice versa.

     G.   Captions.
          --------

          The underlined captions set forth herein are for convenience only and shall not be deemed to affect in any way the provisions hereof.

     H.   Governing Law.
          -------------

          This Agreement has been executed in, and shall be governed by, the laws of the State of California without regard to the choice of law provisions thereof.

     I.   Attorneys' Fees.
          ---------------

          In any action at law or in equity and in any arbitration proceeding to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court or arbitrator(s) in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties (including, without limitation, costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of the judgment.

     J.   Arbitration.
          -----------

          Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be resolved in Los Angeles, California, by the American Arbitration Association with each party to the dispute appointing an arbitrator and those arbitrators appointing an additional arbitrator who shall act as chairman. The decision of the arbitration panel shall be final and judgment upon the award may be entered in any court having jurisdiction thereof. The losing party or parties shall bear the fees of the arbitrators.

     K.   Indemnification by CytoDyn and Allen.
          ------------------------------------

          CytoDyn and Allen shall indemnify the Company, New Co and the Majority Shareholders in respect of and hold the Company, New Co and the Majority Shareholders harmless from and against all expenses, claims, losses, damages and liability, however caused, arising from (i) any acts or omissions of CytoDyn or Allen in the course of performing work under, or the transactions contemplated by, the CytoDyn License Agreement or this Agreement or the acts or omissions of CytoDyn's or Allen's employees, agents, subcontractors, suppliers or other third parties utilized in connection with CytoDyn's or Allen's performance; (ii) any breach of any CytoDyn or Allen representation, warranty or agreement in this Agreement; and (iii) any and all claims by third parties that CytoDyn or Allen misrepresented its or his authority or made any commitment not specifically authorized under the CytoDyn License Agreement or this Agreement.

     L.   Indemnification by the Company.
          ------------------------------

          The Company shall indemnify CytoDyn and Allen in respect of and hold CytoDyn and Allen harmless from and against all expenses, claims, losses, damages and liability, however caused, arising from (i) any acts or omissions of the Company in the course of performing work under, or the transactions contemplated by, this Agreement or the acts or omissions of the Company's employees, agents, subcontractors, suppliers or other third parties utilized in connection with the Company's performance; (ii) any breach of any Company representation, warranty or agreement in this Agreement; and (iii) any and all claims by third parties that the Company misrepresented its authority or made any commitment not specifically authorized under this Agreement.

          The Company's sole financial obligation to CytoDyn and Allen under this Agreement shall be payment to them of the Termination Consideration and the Sale Consideration, respectively. In no event shall the Company or New Co be liable to CytoDyn or Allen for any loss of profits or incidental, indirect or consequential damages, however caused, whether by the Company's, New Co's, or Allen's sole or concurrent negligence or otherwise.

     M.   Agreements and Understandings of CytoDyn and Allen.
          --------------------------------------------------

          Wherever in this Agreement representations, agreements or understandings are made by CytoDyn and Allen, they shall be deemed to be joint and several.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.

THREE R ASSOCIATES, INC.,
a California corporation


By: /s/ LOIS REZLER                By: /s/ ALLEN D. ALLEN
   ------------------------------     ------------------------------
                                      Allen D. Allen
   President



CytoDyn OF NEW MEXICO, INC.,
a New Mexico Corporation



By: /s/ ALLEN D. ALLEN
   ------------------------------
   President



For purposes of Articles IV, V and VI of this Agreement


/s/ LOIS REZLER          /s/ ROY S. AZARNOFF      /s/ DANIEL L. AZARNOFF
----------------------   ---------------------    ----------------------
Lois Rezler, Ph.D.       Roy S. Azarnoff, Ph.D.   Daniel L. Azarnoff, M.D.